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                                                                    EXHIBIT 99.6








                 PRELIMINARY COPY OF FORM OF PROXY FOR USE BY
                 SHAREHOLDERS OF FIRST COMMONWEALTH FINANCIAL
                                  CORPORATION
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                    FIRST COMMONWEALTH FINANCIAL CORPORATION
                             INDIANA, PENNSYLVANIA

         Proxy for Special Meeting of Shareholders - December [8], 1998

The undersigned hereby constitutes and appoints, _______________ and _______________, or each of them, as the attorney and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of First Commonwealth Financial Corporation (the "Corporation") that the undersigned is entitled to vote at a special meeting of shareholders of First Commonwealth Financial Corporation to be held Tuesday, December [8], 1998, at [10:00 A.M.] at the First Commonwealth Training Center at 654 Philadelphia Street in Indiana, Pennsylvania, or any adjournment thereof, notice of such adjournments being hereby waived, as follows:



     1.       __    FOR      To approve the Agreement and Plan of Merger between
              __    AGAINST  the Corporation and Southwest National Corporation
              __    ABSTAIN  whereby Southwest National Corporation shall
                             merge with and into the Corporation.


     2. To vote according to their judgment on such other business as may properly come before the meeting or any adjournments thereof.


               (over)

Shares represented by duly executed and returned proxies will be voted in accordance with the choices specified.

Each of the matters to be acted upon is proposed by, and this proxy is solicited on behalf of, the Board of Directors of the Corporation. This proxy confers authority to vote FOR proposal 1 if no direction is given. If any other business is presented at the meeting, this proxy shall be voted in THE DISCRETION OF THE PROXIES NAMED ABOVE.

IN WITNESS WHEREOF, the undersigned shareholder has duly executed the proxy on October __, 1998.
                                     _______________________(L.S.)

                                     _______________________(L.S.)
                                     When signing as attorney, executor,
                                     administrator, trustee or guardian,
                                     please give full title. If more than one trustee, all should sign. All joint owners must sign.

            PLEASE DATE AND SIGN PROXY ABOVE AND RETURN IMMEDIATELY